File No. 70-8557

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      AMENDMENT NO. 10 (POST-EFFECTIVE) TO

                        FORM U-1 APPLICATION-DECLARATION
                                    UNDER THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                       -----------------------------------

CENTRAL AND SOUTH WEST              SOUTHWESTERN ELECTRIC POWER
CORPORATION                         COMPANY
1616 Woodall Rodgers Freeway        428 Travis Street
Dallas, Texas  75202                Shreveport, Louisiana 71156-0001

CENTRAL POWER AND LIGHT             WEST TEXAS UTILITIES COMPANY
COMPANY                             301 Cypress Street
539 North Carancahua Street         Abilene, Texas 79601-5820
Corpus Christi, Texas 78401-2802

PUBLIC SERVICE COMPANY OF           CENTRAL AND SOUTH WEST
OKLAHOMA                            SERVICES, INC.
212 East Sixth Street               1616 Woodall Rodgers Freeway
Tulsa, Oklahoma 74119-1212          Dallas, Texas  75202

CSW ENERGY SERVICES, INC.           ENERSHOP, INC.
1616 Woodall Rodgers Freeway        1616 Woodall Rodgers Freeway
Dallas, Texas  75202                Dallas, Texas  75202

             (Names of companies filing this statement and addresses
                         of principal executive offices)
                       ----------------------------------

                       CENTRAL AND SOUTH WEST CORPORATION

                 (Name of top registered holding company parent)
                        ---------------------------------

Wendy G. Hargus, Treasurer                  Joris M. Hogan, Esq.
Central and South West Corporation          Milbank, Tweed, Hadley & McCloy
1616 Woodall Rodgers Freeway                1 Chase Manhattan Plaza
Dallas, Texas  75202                        New York, New York  10005

                   (Names and addresses of agents for service)

                  Central  and  South  West  Corporation   ("CSW"),  a  Delaware
Corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), and its subsidiary companies Central Power and Light Company ("CPL"), Public Service Company of Oklahoma ("PSO"), Southwestern Electric Power Company ("SWEPCO"), West Texas Utilities Company ("WTU"), Central and South West Services, Inc. ("CSWS"), EnerShop, Inc. ("EnerShop") and CSW Energy Services, Inc. ("ESI"), each referred to as a "Subsidiary" and collectively referred to as the "Subsidiaries", hereby file this Post-Effective Amendment No. 10 (this "Amendment") to amend Items 2 and 6 of the Form U-1 Application-Declaration in File No. 70-8557 as follows. In all other respects, the Application-Declaration as previously filed and as heretofore amended will remain the same.

Item 2.  Fees, Commissions and Expenses.

                  Item 2 is hereby amended and restated as follows:

                  An estimate of the fees and expenses to be paid or incurred by the Applicants in connection with the proposed transactions additional to the fees and expenses as previously set forth in the Application-Declaration is set forth below:

Counsel fees:                                                Amount

         Milbank, Tweed, Hadley & McCloy
         New York                                            $8,000
Miscellaneous and incidental expenses
         Including travel, telephone and
         Postage                                              1,000

Total                                                        $9,000


Item 6.  Exhibits and Financial Statements.

                Item 6 is hereby amended to delete the following exhibits:

Exhibit 4 Preliminary opinion of Milbank, Tweed, Hadley & McCloy, counsel to the Applicants.

                Item 6 is hereby further amended to add and file the following exhibits:

Exhibit 6 Preliminary opinion of Milbank, Tweed, Hadley & McCloy, counsel to the Applicants.

                                S I G N A T U R E


Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned companies have duly caused this document to be signed on their behalf by the undersigned thereunto duly authorized.

       Dated:   April 1, 1998

                                    CENTRAL AND SOUTH WEST CORPORATION
                                    CENTRAL POWER AND LIGHT COMPANY
                                    PUBLIC SERVICE COMPANY OF OKLAHOMA
                                    SOUTHWESTERN ELECTRIC POWER COMPANY
                                    WEST TEXAS UTILITIES COMPANY
                                    CENTRAL AND SOUTH WEST SERVICES, INC.
                                    ENERSHOP, INC.
                                    CSW ENERGY SERVICES, INC.



                    By: /s/ WENDY G. HARGUS
                            Wendy G. Hargus
                            Treasurer